Exhibit 99.2

Aquestive Therapeutics Provides Business Update and Announces Chief Medical Officer Appointment

•	Submitted NDA for Libervant™ (diazepam) Buccal Film for treatment of seizure clusters in patients between two and five years of age
•	Appointed Carl N. Kraus, M.D. as Chief Medical Officer

WARREN, N.J., June 29, 2023 -- Aquestive Therapeutics, Inc. (NASDAQ: AQST) (the “Company” or “Aquestive”), a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives, today provided an update on recent business developments and announced the appointment of Carl N. Kraus, M.D. as Chief Medical Officer of the Company.

NDA Filing for Libervant for Pediatric Population
Aquestive submitted a New Drug Application (NDA) to the U.S. Food and Drug Administration (FDA) for approval of Libervant™ (diazepam) Buccal Film for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) in patients between two and five years of age. The Company received tentative approval for Libervant for the treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters, acute repetitive seizures) in patients 12 years of age and older in August 2022, but is currently under an orphan drug block to market access until January 2027.  Diastat® (diazepam) Rectal Gel is the only treatment currently available to this patient population for this indication. The Company expects to hear from the FDA on the acceptance of, and issuance of a target action date on, this pediatric NDA within approximately two months.

“We are hopeful that this important subpopulation may benefit from Libervant in the near term,” said Daniel Barber, Chief Executive Officer of Aquestive.  “While there is inherent unpredictability in the orphan drug review process, we believe in patient choice and will continue to advocate for patient access to meaningful innovation across all age groups.”

Chief Medical Officer Appointment
“I am very pleased to welcome Carl to the Aquestive team. He brings over two decades of experience in drug development, ranging from discovery through late stage development, as well as a significant medical background,” said Mr. Barber. “His extensive clinical development experience will be invaluable in advancing the Anaphylm® development program as we plan to submit the pivotal study protocol to the FDA. I look forward to working with Carl as we continue to advance and expand our product development pipeline in 2023 and beyond.”

Dr. Kraus commented, “I recognize the potential for Anaphylm to transform the treatment of allergic reactions.  Lowering the barriers to epinephrine use via a sublingual film could help many patients with severe allergic reactions. I look forward to joining the Aquestive team as the Company continues to advance this important development program.”

Aquestive named Carl N. Kraus, M.D. as Chief Medical Officer effective June 26, 2023. Dr. Kraus joins the Aquestive team from Aceragen, where he served as Chief Medical Officer from October 2021 to April 2023. Prior to that, Dr. Kraus founded and served as the Chief Executive Officer of Arrevus from January 2017 until the sale of Arrevus to Aceragen in October 2021. He previously served as Chief Medical Officer of Ology Bioservices (formerly Nanotherapeutics), which was acquired by National Resilience.  Prior to joining the pharmaceutical industry, Dr. Kraus was a Medical Officer for the Center of Drug Evaluation and Research (“CDER”). Earlier in his career, he held  inpatient and outpatient clinical appointments. Dr. Kraus earned his medical doctor degree from Washington University School of Medicine in St. Louis, MO,  with post-graduate training in Internal Medicine (University of Chicago) and Infectious Diseases (National Institutes of Health).

About Libervant
Libervant is a buccally, or inside of the cheek, administered film formulation of diazepam, a benzodiazepine intended for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters) that are distinct from a patient’s usual seizure pattern. Aquestive developed Libervant as an alternative to the device-based products currently available for patients with refractory epilepsy, including a rectal gel and nasal spray products. The FDA has granted tentative approval for Libervant for treatment of these epilepsy patients 12 years of age and older, with U.S. market access for Libervant for this age group of patients subject to the expiration of the existing orphan drug market exclusivity of a previously FDA approved drug scheduled to expire in January 2027. The NDA submitted today for Libervant for epilepsy patients aged two to five is subject to FDA approval, including for U.S. market access.

About Anaphylm™
Anaphylm™ (AQST-109) is a polymer matrix-based epinephrine prodrug candidate product administered as a sublingual film that is applied under the tongue for the rapid delivery of epinephrine. The product is similar in size to a postage stamp, weighs less than an ounce, and begins to dissolve on contact. No water or swallowing is required for administration. The packaging for Anaphylm is thinner and smaller than an average credit card, can be carried in a pocket, and is designed to withstand weather excursions such as exposure to rain and/or sunlight. The tradename for AQST-109 “Anaphylm” has been conditionally approved by the FDA. Final approval of the Anaphylm™ proprietary name is conditioned on FDA approval of the product candidate,

About Aquestive
Aquestive Therapeutics, Inc. (NASDAQ: AQST) is a pharmaceutical company advancing medicines to solve patients’ problems with current standards of care and provide transformative products to improve their lives. We are developing orally administered products to deliver complex molecules, providing novel alternatives to invasive and inconvenient standard of care therapies. Aquestive has five commercialized products marketed by our licensees in the U.S. and around the world. The Company also collaborates with pharmaceutical companies to bring new molecules to market using proprietary, best-in-class technologies, like PharmFilm®, and has proven drug development and commercialization capabilities. Aquestive is advancing a proprietary product pipeline focused on treating diseases of the central nervous system and for the treatment of severe allergic reactions, including anaphylaxis. For more information, visit Aquestive.com and follow us on LinkedIn.

Forward-Looking Statement
Certain statements in this press release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “anticipate,” “plan,” “expect,” “estimate,” “intend,” “may,” “will,” or the negative of those terms, and similar expressions, are intended to identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding the approval and related timing of the NDA for Libervant by the FDA for the acute treatment of intermittent, stereotypic episodes of frequent seizure activity (i.e., seizure clusters) that are distinct from a patient’s usual seizure pattern in patients with epilepsy aged two to five; regarding the approval for U.S. market access of Libervant for these epilepsy patients aged 12 and older and overcoming the orphan drug market exclusivity of a competing FDA approved nasal spray product extending to January 2027 for this age group of the patient population; regarding the advancement and related timing of our product candidate Anaphylm™ (epinephrine) Sublingual Film through clinical development and approval by the FDA;  regarding the potential benefits Libervant and Anaphylm could bring to patients, and other statements that are not historical facts. These forward-looking statements are subject to the uncertain impact of the COVID-19 global pandemic on the Company’s business including with respect to its clinical trials including site initiation, enrollment and timing and adequacy of clinical trials; on regulatory submissions and regulatory reviews and approval of Anaphylm; pharmaceutical ingredient and other raw materials supply chain, manufacture, and distribution; and ongoing availability of an appropriate labor force and skilled professionals.

These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Such risks and uncertainties include, but are not limited to, risks that the FDA will not approve Libervant for epilepsy patients aged two to five or grant U.S. market access for Libervant for any age group of the epilepsy patient population, including as covered under the NDA for Libervant submitted for epilepsy patients aged two to five, by overcoming the seven year orphan drug market exclusivity of an FDA approved competing product in effect until January 2027, and there can be no assurance that the Company will be successful in obtaining any such product approval or approval for U.S. market access; risk that a competing pediatric epilepsy product of Libervant will receive FDA approval prior to the Company’s receipt of FDA approval of the Libervant NDA for this pediatric age group of the epilepsy patient population; risk relating to the unpredictability of the FDA’s decisions regarding orphan drug exclusivity; risk of litigation brought by third parties relating to overcoming their orphan drug exclusivity of an FDA approved competing product should the FDA approve Libervant for U.S. market access for any age group of epilepsy patients; risk in obtaining market access for our product and product candidates for other reasons; risks associated with the Company’s development work, including any delays or changes to the timing, cost and success of the Company’s product development activities and clinical trials for Analphylm and other product candidates; risk of the Company’s failure to generate sufficient data in its NDA submission for FDA approval of Analphylm; risk of the Company’s failure to address the concerns identified in the FDA End-of-Phase 2 meeting for Analphylm; risk of delays in or the failure to receive FDA approval of Analphylm, including the risk that the FDA may require additional clinical studies for FDA approval of Analphylm, and there can be no assurance that the Company will be successful in obtaining such approval; risk inherent in commercializing a new product (including technology risks, financial risks, market risks and implementation risks and regulatory limitations); risk of our ability to out-license our proprietary products in the U.S. or abroad and risks that such product candidates will receive regulatory approval in those licensed territories; risk of our ability to enter into other commercial transactions with third parties that will support growth of the business and execution of key initiatives; risk that our manufacturing capabilities will be sufficient to support demand for existing and potential future licensed products in the U.S. and other countries; risk of insufficient capital and cash resources, including insufficient access to available debt and equity financing and revenues from operations, to satisfy all of the Company’s short-term and longer term liquidity and cash requirements and other cash needs, at the times and in the amounts needed; risk of failure to satisfy all financial and other debt covenants and of any default; short-term and long-term liquidity and cash requirements, cash funding and cash burn; risk that we are unable to refinance our current corporate debt on terms and conditions satisfactory to the Company, or not at all; risk of eroding market share for Suboxone® and risk of a sunsetting product, which accounts for the substantial part of our current operating revenue; risk of the rate and degree of market acceptance of our licensed and product candidates in the U.S. and abroad; the success of any competing products, including generics; risk of the size and growth of our product markets; risks of compliance with all FDA and other governmental and customer requirements for our manufacturing facilities; risks associated with intellectual property rights and infringement claims relating to the Company's products; risk of unexpected patent developments; uncertainties related to general economic, political, business, industry, regulatory, financial and market conditions and other unusual items; and other risks and uncertainties affecting the Company described in the “Risk Factors” section and in other sections included in its Annual Report on Form 10-K, in its Quarterly Reports on Form 10-Q, and in its Current Reports on Form 8-K and our other filings with the Securities and Exchange Commission. Given those uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date made. All subsequent forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by this cautionary statement. The Company assumes no obligation to update forward-looking statements or outlook or guidance after the date of this press release whether as a result of new information, future events or otherwise, except as may be required by applicable law.

PharmFilm®, Sympazan® and the Aquestive logo are registered trademarks of Aquestive Therapeutics, Inc. All other registered trademarks referenced herein are the property of their respective owners.

Investor Inquiries:
ICR Westwicke
Stephanie Carrington
stephanie.carrington@westwicke.com
646-277-1282